EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     The following unaudited pro forma condensed combined balance sheet as of December 31, 2008 assumes the acquisition of TV Guide Entertainment Group, Inc. (“TVGE”) by Lions Gate Entertainment, Inc. (“LGE”), a wholly owned subsidiary of Lions Gate Entertainment Corp. (the “Company,” “Lionsgate,” “we,” “us” or “our”) had been completed on December 31, 2008. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2008, and the nine months ended December 31, 2008 assumes the acquisition occurred on April 1, 2007 and April 1, 2008, respectively. TV Guide Entertainment Group, Inc. comprises the Network business unit formerly owned by Macrovision Solutions Corporation. The Network business unit includes the operations of TV Guide Networks, TV Guide Online, TV Guide Broadband and TV Guide Video-On-Demand. The following unaudited pro forma condensed combined financial statements are based on historical financial statements of Lionsgate and TVGE after giving effect to the acquisition of TVGE by Lionsgate using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should be read in conjunction with the:
•	Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	Separate historical consolidated financial statements of Lionsgate previously filed in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2008;

•	Separate historical audited combined financial statements of TVGE for the years ended December 31, 2008 and 2007 presented in Exhibit 99.1 on this Form 8-K/A.
     The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, has been preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed of TVGE based on their estimated fair values. The allocation of the estimated purchase price is preliminary. The allocations of the purchase consideration are subject to change pending finalization of the purchase consideration, estimates of the fair value of the assets acquired and liabilities assumed and actual transaction costs.
     The unaudited pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Lionsgate believes are reasonable.
     The unaudited pro forma condensed combined financial statements do not include any adjustments for any restructuring activities, operating efficiencies or cost savings as management is in the process of making these assessments and estimates of these costs are not currently known, other than eliminating the management fee allocated from TVGE’s Parent and other affiliates.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of December 31, 2008
	Historical
	Lions Gate
	Entertainment		Pro Forma
	Corp.	TV Guide	Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Notes 1 & 2)		Combined
	(Amounts in thousands)
Assets
Cash and cash equivalents	$130,713	$—	$243,601	(a)
			(243,601	)(a)	$130,713
Restricted cash	17,000	—	—		17,000
Restricted investments	7,000	—	—		7,000
Accounts receivable, net	178,645	17,322	—		195,967
Due from Parent and other affiliates, net	—	225,354	(225,354	)(b)	—
Investment in films and television programs	758,644	—	—		758,644
Property and equipment	16,567	20,927	—		37,494
Finite-lived intangible assets, net	1,395	138,382	(60,582	)(c)	79,195
Goodwill	224,213	83,272	86,496	(d)	393,981
Other assets	86,904	1,443			88,347
Deferred tax assets, net	—	4,875	(4,875	)(e)	—

	$1,421,081	$491,575	$(204,315)		$1,708,341

Liabilities
Accounts payable and accrued liabilities	$264,439	$22,129	$1,500	(f)	$288,068
Participation and residuals	409,419	—	—		409,419
Film and production obligations	297,143	—	—		297,143
Capital lease obligations	3,718	11,456	—		15,174
Bank debt	—	—	243,601	(g)	243,601
Subordinated notes and other financing obligations	316,000	—	—		316,000
Deferred revenue	118,843	8,574	—		127,417
Deferred tax liabilities	—	45,522	(45,522	)(h)	—

	1,409,562	87,681	199,579		1,696,822

Shareholders’ equity (deficiency)
Common shares	447,965	—	—		447,965
Parent’s net investment	—	403,894	(403,894	)(i)	—
Accumulated deficit	(358,039)	—	—		(358,039)
Accumulated other comprehensive income (loss)	(11,179)	—	—		(11,179)
Treasury shares	(67,228)	—	—		(67,228)

	11,519	403,894	(403,894)		11,519

	$1,421,081	$491,575	$(204,315)		$1,708,341

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Nine Months Ended December 31, 2008
	(All amounts in thousands of dollars, except per share amounts)
	Historical			Pro Forma Adjustments
	Lions Gate
	Entertainment	TVGE		Acquisition		Reclassification
	Corp.	Predecessor	Successor	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Note 1)	(Notes 1 & 2)		(Notes 1 & 2)		Combined
Revenues	$1,003,204	$49,602	$54,722	$—		$—		$1,107,528
Expenses:
Direct operating	566,521	—	—	—		30,272	(p)	596,793
Programming	—	15,691	14,581	—		(30,272	)(p)	—
Compensation	—	11,905	14,941	—		(26,846	)(p)	—
Transmission	—	853	1,103	—		(1,956	)(p)	—
Marketing and promotion	—	8,109	4,075	—		(12,184	)(p)	—
Distribution and marketing	458,782	—	—	(161	)(j)	14,140	(p)	472,761
General and administration	96,380	1,718	3,276	—		26,846	(p)	128,220
Allocations from Parent and other affiliates, net	—	3,260	2,771	—		—		6,031
Management fee	—	6,776	4,097	(10,873	)(k)	—		—
Depreciation and amortization	3,616	5,485	7,889	661	(l)	—		17,651

Total expenses	1,125,299	53,797	52,733	(10,373)		—		1,221,456

Operating income (loss)	(122,095)	(4,195)	1,989	10,373		—		(113,928)

Other expenses (income):
Interest expense	13,803	—	1,263	7,875	(m)	—		22,941
Interest and other income	(5,062)	(1,575)	(2,989)	4,564	(n)	—		(5,062)
Gain on sale of equity securities	(3,549)	—	—	—		—		(3,549)

Total other expenses, net	5,192	(1,575)	(1,726)	12,439		—		14,330

Income (loss) before equity interests and income taxes	(127,287)	(2,620)	3,715	(2,066)		—		(128,258)
Equity interests	(5,841)	—	—	—		—		(5,841)

Income (loss) before income taxes	(133,128)	(2,620)	3,715	(2,066)		—		(134,099)
Income tax provision (benefit)	1,292	(740)	1,509	(723	)(o)	—		1,338

Net income (loss)	$(134,420)	$(1,880)	$2,206	$(1,343)		$—		$(135,437)

Basic Net Loss Per Common Share	$(1.15)	$—	$—	$—		$—		$(1.16)

Diluted Net Loss Per Common Share	$(1.15)	$—	$—	$—		$—		$(1.16)

Weighted average number of common shares outstanding:
Basic	117,018							117,018
Diluted	117,018							117,018
See accompanying notes

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Year Ended March 31, 2008
	(All amounts in thousands of dollars, except per share amounts)
	Historical		Pro Forma Adjustments
	Lions Gate
	Entertainment		Acquisition		Reclassification
	Corp.	TV Guide	Adjustments		Adjustments		Pro Forma
	(Note 1)	(Note 1)	(Notes 1 & 2)		(Notes 1 & 2)		Combined
Revenues	$1,361,039	$142,670	$—		$—		$1,503,709
Expenses:
Direct operating	662,450	—	—		39,198	(p)	701,648
Programming	—	39,198	—		(39,198	)(p)	—
Compensation	—	34,698	—		(34,698	)(p)	—
Transmission	—	2,356	—		(2,356	)(p)	—
Marketing and promotion	—	19,030	—		(19,030	)(p)	—
Distribution and marketing	635,666	—	(214	)(j)	21,386	(p)	656,838
General and administration	119,080	7,700	—		34,698	(p)	161,478
Allocations from Parent and other affiliates, net	—	10,609	—		—		10,609
Management fee	—	24,526	(24,526	)(k)	—		—
Depreciation and amortization	3,974	15,637	1,659	(l)	—		21,270

Total expenses	1,421,170	153,754	(23,081)		—		1,551,843

Operating income (loss)	(60,131)	(11,084)	23,081		—		(48,134)

Other expenses (income):
Interest expense	16,432	3,030	16,388	(m)	—		35,850
Interest and other income	(11,276)	(19,507)	19,507	(n)	—		(11,276)
Gain on sale of equity securities	(2,909)	—	—		—		(2,909)

Total other expenses, net	2,247	(16,477)	35,895		—		21,665

Income (loss) before equity interests and income taxes	(62,378)	5,393	(12,814)		—		(69,799)
Equity interests	(7,559)	—	—		—		(7,559)

Income (loss) before income taxes	(69,937)	5,393	(12,814)		—		(77,358)
Income tax provision (benefit)	4,031	286	(4,485	)(o)	—		(168)

Net income (loss)	$(73,968)	$5,107	$(8,329)		$—		$(77,190)

Basic Net Loss Per Common Share	$(0.62)	$—	$—		$—		$(0.65)

Diluted Net Loss Per Common Share	$(0.62)	$—	$—		$—		$(0.65)

Weighted average number of common shares outstanding:
Basic	118,427						118,427
Diluted	118,427						118,427
See accompanying notes

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
     On February 28, 2009, Lionsgate purchased all of the issued and outstanding equity interests of TVGE for approximately $241.6 million in cash, subject to a working capital adjustment, in a transaction to be accounted for under the purchase method of accounting. The aggregate cost of the acquisition was approximately $287.3 million including liabilities assumed of $43.7 million and direct transaction costs of approximately $2.0 million. TVGE offers entertainment and television guidance-related programming as well as localized program listings and descriptions, and operates TV Guide Broadband, TV Guide Online and TV Guide Video On-Demand.
     The unaudited pro forma condensed combined balance sheet as of December 31, 2008 reflects the historical balance sheets of Lionsgate and TVGE as of December 31, 2008.
     The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2008 reflect the historical statement of operations of Lionsgate for the year ended March 31, 2008 and the historical statement of operations of TVGE for the year ended December 31, 2007.
     The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2008 reflect the historical statement of operations of Lionsgate for the nine months ended December 31, 2008 and the historical statement of operations of TVGE for the nine months ended September 30, 2008. On May 2, 2008, Gemstar-TV Guide International, Inc. (“Gemstar”), was acquired by Macrovision Solutions Corporation. TVGE was a wholly owned subsidiary of Gemstar prior to May 2, 2008, therefore, the historical statement of operations for the nine months ended September 30, 2008 have been presented as the predecessor period from January 1, 2008 to May 1, 2008 and successor period of May 2, 2008 to September 30, 2008.
     Lionsgate’s management has made a preliminary allocation of the TVGE estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value. The allocation of the estimated purchase price is preliminary. The estimation and allocations of the purchase consideration are subject to change pending finalization of the working capital adjustments, the estimates of the fair value of the assets acquired and liabilities assumed and actual transaction costs. Based on the preliminary valuation and other information currently available, the allocation of the estimated purchase price assuming the acquisition had been completed as of December 31, 2008 is as follows:

Preliminary
Estimated
Purchase
Price
Allocation
(Amounts in
thousands)
Accounts receivable, net	$17,322
Property and equipment	20,927
Other assets acquired	1,443
Finite-lived intangible assets:
Customer relationships	64,330
Trademarks/Tradenames	9,730
Internal use software	2,230
Prepaid Patent License Agreements	1,510
Goodwill	169,768
Other liabilities assumed	(43,659)

Total preliminary estimated purchase price including transaction costs	$243,601

     Amortization related to the fair value of amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Identifiable intangible assets. Customer relationships represent existing contracts that relate primarily to underlying customer relationships, and have a useful life of 5 to 11 years. Trademarks/Tradenames are primarily related to the TV Guide brand and name, and have an estimated useful life of 2 to 20 years. Amortization of identifiable intangible assets will be amortized on a straight-line basis over their estimated useful lives.
     Goodwill. Approximately $169.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying tangible and identifiable intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment annually. In the event management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the quarter in which the determination is made.

     Taxes. The pro forma combined provision (benefit) for income taxes does not necessarily reflect the amounts that would have resulted had Lionsgate and TVGE filed a combined income tax return during the year ended March 31, 2008 and the nine months ended December 31, 2008.
2. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the payment of and the allocation of the estimated purchase price to the estimated fair values of the tangible and intangible assets acquired and liabilities assumed, the amortization related to the values allocated to the intangible assets, and to remove certain assets and liabilities reflected in the historical balance sheet that were not acquired.
     The pro forma condensed combined statement of operations do not include any incremental costs associated with the integration activities of the combined companies.
     Unaudited Pro Forma Adjustments are as follows:

	Pro forma adjustments to the condensed combined Balance Sheet as of December 31, 2008

(a)	To reflect the use of cash to fund Lionsgate’s purchase of TVGE	$(243,601)
	To reflect amounts borrowed under Lionsgate’s line of credit	243,601

	To reflect the net use of cash to fund Lionsgate’s purchase of TVGE	$—

(b)	To eliminate amounts due from Parent and other affiliates on TVGE’s balance sheet for amounts not acquired by Lionsgate.	$(225,354)

(c)	Adjustments to finite-lived intangible assets as a result of the preliminary valuation
	To eliminate TVGE’s historical finite-lived intangibles, net	$(138,382)
	To reflect the preliminary estimated fair value of TVGE’s identifiable finite-lived intangible assets acquired	77,800

		$(60,582)

(d)	Adjustments to goodwill
	To eliminate TVGE’s historical goodwill	$(83,272)
	To reflect the preliminary estimated fair value of TVGE’s goodwill resulting from the acquisition	169,768

		$86,496

(e)	To eliminate TVGE’s historical deferred tax assets not acquired by Lionsgate	$(4,875)

(f)	To adjust TVGE’s acquired leases to its fair value	$1,500

(g)	To reflect amounts borrowed to fund operations as a result of the use of existing cash and cash collections to fund the acquisition of TVGE	$243,601

(h)	To eliminate TVGE’s historical deferred tax liabilities not acquired by Lionsgate	$(45,522)

(i)	To eliminate the Parent’s Net Investment in TVGE	$(403,894)

	Pro forma adjustments to the condensed combined Statements of Operations for the year ended March 31, 2008 and the nine months ended December 31, 2008

		Nine months ended	Year ended
		December 31, 2008	March 31, 2008

(j)	To record amortization of the fair value adjustment on TVGE’s acquired leases	$(161)	$(214)

(k)	To eliminate the management fee to Parent and other affiliates on TVGE’s statements of operations.	$(10,873)	$(24,526)

(l)	Adjustments to amortization of intangibles from acquisitions
	To eliminate historical amortization of intangibles	$(6,311)	$(7,637)
	To record amortization of identified intangibles acquired from TVGE	6,972	9,296

		$661	$1,659

(m)	To reflect interest expense as a result of drawing $243.6 million under Lionsgate’s line of credit	$7,875	$16,388

(n)	To eliminate intercompany interest income primarily associated with amounts due from Parent and other affiliates eliminated from the balance sheet in adjustment (b)	$4,564	$19,507

(o)	To adjust income tax expense at a 35% tax rate for pro forma adjustments.	$(723)	$(4,485)

(p)
To reflect certain reclassification adjustments that have been made to conform Lionsgate’s and TVGE’s historical reported balances to the pro forma combined financial statement basis of presentation. The adjustments were primarily to reclassify TVGE’s operating expenses into direct operating expenses, distribution and marketing expenses, and general and administrative.

Note 3. Pro Forma Net Income (Loss) Per Share
The pro forma basic and diluted net income (loss) per share are based on the weighted average number of shares of Lions Gate common stock outstanding during each period.